Exhibit 5.2

February 22, 2019

LyondellBasell Industries N.V.

4th Floor, One Vine Street

London, W1J0AH

The United Kingdom

LYB International Finance B.V.

Delftseplein 27E

3013AA Rotterdam

The Netherlands

LYB International Finance II B.V.

Delftseplein 27E

3013AA Rotterdam

The Netherlands

811 Main Street, Suite 3700
Houston, TX 77002
Tel: +1.713.546.5400 Fax: +1.713.546.5401
www.lw.com

FIRM / AFFILIATE OFFICES
Beijing	Moscow
Boston	Munich
Brussels	New York
Century City	Orange County
Chicago	Paris
Dubai	Riyadh
Düsseldorf	Rome
Frankfurt	San Diego
Hamburg	San Francisco
Hong Kong	Seoul
Houston	Shanghai
London	Silicon Valley
Los Angeles	Singapore
Madrid	Tokyo
Milan	Washington, D.C.

LYB International Finance III, LLC

1221 McKinney Street

Houston, Texas, USA 77010

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to LyondellBasell Industries N.V., a public company with limited liability (naamloze vennootschap) in the country of The Netherlands (“LyondellBasell”), LYB International Finance B.V., a private company with limited liability (besloten vennootschap) in the country of The Netherlands (“LYB Finance”), LYB International Finance II B.V., a private company with limited liability (besloten vennootschap) in the country of The Netherlands (“LYB Finance II”), and LYB International Finance III, LLC, a Delaware limited liability company (“LYB Finance III” and, together with LyondellBasell, LYB Finance and LYB Finance II, the “Companies”), in connection with the filing on the date hereof with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 (the “Registration Statement”), including a base prospectus (the “Base Prospectus”), which provides that it will be supplemented by one or more prospectus supplements (each such prospectus supplement, together with the Base Prospectus, a “Prospectus”), under the Securities Act of 1933, as amended (the “Act”), relating to the registration for issue and sale of: (i) LyondellBasell’s ordinary shares, par value €0.04 per share (“Ordinary Shares”); (ii) LyondellBasell’s warrants to purchase Ordinary Shares (“Warrants”); (iii) one or more series of LyondellBasell’s debt securities (collectively, “LyondellBasell Debt Securities”); (iv) one or more series of LYB Finance’s debt securities (collectively, “LYB Finance Debt Securities”); (v) one or more series of LYB Finance II’s debt securities (collectively, “LYB Finance II Debt Securities”); (vi) one or more series of LYB Finance II’s debt securities (collectively, “LYB Finance III Debt Securities” and, together with the LyondellBasell Debt Securities, the LYB Finance Debt Securities and the LYB Finance II Debt Securities, the “Debt

February 22, 2019

Securities”); (vii) guarantees of the LyondellBasell Debt Securities by LYB Finance, LYB Finance II and LYB Finance III (the “LYB Finance Guarantees”), (viii) guarantees of the LYB Finance Debt Securities, LYB Finance II Debt Securities and LYB Finance III Debt Securities by LyondellBasell (the “LyondellBasell Guarantees” and, together with the LYB Finance Guarantees, the “Guarantees”); and (ix) units consisting of any of the securities registered pursuant to the Registration Statement (“Units”). The Ordinary Shares, Warrants, Debt Securities, Guarantees and Units are collectively referred to herein as the “Offered Securities.”

The Offered Securities will be issued under an applicable prospectus supplement and (i) the LyondellBasell Debt Securities will be issued under the Indenture, dated as of March 5, 2015, between LyondellBasell, as issuer, and Wells Fargo Bank, National Association, as trustee (as supplemented from time to time, the “LyondellBasell Indenture”), (ii) the LYB Finance Debt Securities will be issued under the Indenture, dated as of July 16, 2013, among LYB Finance, as issuer, LyondellBasell, as guarantor, and Wells Fargo Bank, National Association, as trustee, dated as of July 16, 2013 (as supplemented from time to time, the “LYB Finance Indenture”), (iii) the LYB Finance II Debt Securities will be issued under the Indenture, dated as of March 2, 2016, among LYB Finance II, as issuer, LyondellBasell, as guarantor, and Deutsche Bank Trust Company Americas, as trustee (as supplemented from time to time, the “LYB Finance II Indenture”), and (iv) the LYB Finance III Debt Securities will be issued under the form of Indenture, among LYB Finance III, as issuer, LyondellBasell, as guarantor, and Wells Fargo Bank, National Association, as trustee (as supplemented from time to time, the “LYB Finance III Indenture” and, together with the LyondellBasell Indenture, the LYB Finance Indenture and the LYB Finance II Indenture, the “Indentures”).

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related applicable Prospectus, other than as expressly stated herein with respect to the issue of the Offered Securities.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Companies and others as to factual matters without having independently verified such factual matters. We are opining herein as to the internal laws of the State of New York, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any local agencies within any state. Various matters concerning the laws of the Netherlands with respect to the Offered Securities are addressed in opinions provided by other counsel. We express no opinion with respect to those matters herein, and, to the extent such matters are necessary to the conclusions expressed herein, we have, with your consent, assumed such matters.

Based upon and subject to the foregoing, we are of the opinion that, with respect to any series of the Debt Securities to be offered by the Companies (the “Offered Debt Securities”) and any Guarantees of the Offered Debt Securities to be offered by the Companies (the “Offered Guarantees”) pursuant to the Registration Statement, when (i) the terms of the Offered Debt Securities and the Offered Guarantees and of their issuance and sale have been duly established in conformity with the applicable Indenture, (ii) the Offered Debt Securities and the Offered Guarantees have been offered and sold in accordance with the applicable Indenture, the Registration Statement, including the prospectus supplement related thereto, and, if in an underwritten offering, a valid and binding purchase, underwriting or agency agreement, and (iii) the applicable supplemental indenture relating to the Offered Debt Securities and the Offered Guarantees has been duly executed and delivered by each party thereto and the Offered Debt Securities and the Offered Guarantees have been duly executed and authenticated in accordance with the provisions

February 22, 2019

of the applicable Indenture (including the applicable supplemental indenture) and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Offered Debt Securities (including any Debt Securities or Guarantees duly issued upon conversion, exchange or exercise of any Debt Securities) and the Offered Guarantees will be the legally valid and binding obligations of the Companies, as applicable, enforceable against each of the Companies, as applicable, in accordance with their terms.

Our opinion is subject to: (i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought; (iii) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) we express no opinion as to (a) any provision for liquidated damages, default interest, late charges, monetary penalties or make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty, (b) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies, or judicial relief, (c) the waiver of rights or defenses; (d) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy; (e) any provision permitting, upon acceleration of any indebtedness, collection of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon; (f) the creation, validity, attachment, perfection, or priority of any lien or security interest; (g) provisions purporting to make a guarantor primarily liable rather than as a surety; (h) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights; (i) waivers of broadly or vaguely stated rights; (j) provisions for exclusivity, election or cumulation of rights or remedies; (k) provisions authorizing or validating conclusive or discretionary determinations; (l) grants of setoff rights; (m) proxies, powers and trusts; (n) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property; (o) any provision to the extent it requires that a claim with respect to a security denominated in other than U.S. dollars (or a judgment in respect of such a claim) be converted into U.S. dollars at a rate of exchange at a particular date, to the extent applicable law otherwise provides; and (p) the severability, if invalid, of provisions to the foregoing effect.

With your consent, we have assumed (a) that each of the Indentures (including any supplemental indenture thereto) and the Debt Securities and the Guarantees (collectively, the “Documents”) will be governed by the internal laws of the State of New York, (b) that each of the Documents has been or will be duly authorized, executed and delivered by the parties thereto other than with respect to LYB Finance III, (c) that each of the Documents constitutes or will constitute legally valid and binding obligations of the parties thereto other than the Companies, enforceable against each of them in accordance with their respective terms, and (d) that the status of each of the Documents as legally valid and binding obligations of the parties will not be affected by any (i) breaches of, or defaults under, agreements or instruments, (ii) violations of statutes, rules, regulations or court or governmental orders, or (iii) failures to obtain required consents, approvals or authorizations from, or to make required registrations, declarations or filings with, governmental authorities.

February 22, 2019

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Latham & Watkins LLP